                                                                 EXHIBIT 12.1

                      COMPUTATION OF RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
               (Excluding Interest Credited on Customer Deposits)


                                    Three Months
                                        Ended                      Year Ended December 31,
                                       March 31,  --------------------------------------------------------
                                         1998       1997       1996       1995       1994         1993
                                    ------------  --------------------------------------------------------
                                                           (Dollars in thousands)
Earnings:
  Pretax income (loss)                  $16,480    $41,738    $28,545    $18,916    $(22,789)    $(40,324)
  Add:
    Interest expense on debt                617      2,517      3,146      3,461       3,136          378
    Interest component of rent              301        763        580        383         410        1,036
                                        -------    ------------------------------------------------------
Total earnings                          $17,398    $45,018    $32,271    $22,760    $(19,243)    $(38,910)
                                        =======    ======================================================
Fixed charges:
  Interest expense on debt              $   617    $ 2,517    $ 3,146    $ 3,461    $  3,136     $    378
  Interest component of rent                301        763        580        383         410        1,036
                                        -------    ------------------------------------------------------
    Total fixed charges                     918      3,280      3,726      3,844       3,546        1,414

Dividends on preferred stock, on a
  tax equivalent basis                    1,784      7,186      5,800      7,552       6,454          700
                                        -------    ------------------------------------------------------

Total combined fixed charges and
  preferred stock dividends             $ 2,702    $10,466     $9,526    $11,396     $10,000      $ 2,114
                                        =======    ======================================================

Ratio of earnings to combined fixed
  charges and preferred stock
  dividends (excluding interest
  credited on customer deposits)          6.4x       4.3x       3.4x       2.0x           --           --
                                        =======    ======================================================

Deficiency                                N/A        N/A        N/A        N/A       $29,243      $41,024
                                        =======    ======================================================

                      COMPUTATION OF RATIO OF EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
               (Including Interest Credited on Customer Deposits)

                                  Three Months
                                    Ended                               Year Ended December 31,
                                   March 31,    ----------------------------------------------------------------
                                     1998            1997       1996           1995        1994              1993
                                  ------------  -----------------------------------------------------------------
                                                              (Dollars in thousands)


Earnings:
 Pretax income (loss)               $16,480        $ 41,738     $ 28,545    $ 18,916       $(22,789)      $(40,324)
 Add:
  Interest expense on debt              617           2,517        3,146       3,461          3,136            378
  Interest component of rent            301             763          580         383            410          1,036
  Interest credited on customer
   deposits                          81,680         247,418      182,161     146,867        116,463        129,904
                                    -------        --------     --------    --------       ---------     ---------
Total earnings                     $ 99,078        $292,436     $214,432    $169,627       $ 97,220       $ 90,994
                                   ========        ========     ========    ========       =========     =========

Fixed charges:
 Interest expense on debt          $    617        $  2,517     $  3,146    $  3,461       $  3,136       $    378
 Interest component of
  rent                                  301             763          580         383            410          1,036
 Interest credited on
  customer deposits                  81,680         247,418      182,161     146,867        116,463        129,904
                                    -------        --------     --------    --------       ---------     ---------
   Total fixed charges               82,598         250,698      185,887     150,711        120,009        131,318

Dividends on preferred stock,
 on a tax equivalent basis            1,784           7,186        5,800       7,552          6,454            700
                                    -------        --------     --------    --------       ---------     ---------

Total combined fixed charges
 and preferred stock dividends     $ 84,382        $257,884     $191,687    $158,263       $126,463       $132,018
                                   ========        ========     ========    ========       =========     =========

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (including
 interest credited on
 customer deposits)                   1.2x           1.1x          1.1x        1.1x              --             --
                                   ========        ========     ========    ========       =========     =========

Deficiency                           N/A             N/A          N/A          N/A          $ 29,243      $ 41,024
                                   ========        ========     ========    ========       =========     =========